Exhibit 10.2

Execution Version

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is made as of the 10th day of January, 2023 (“Effective Date”), by and among the lender listed on Exhibit A hereto (“Lender”) and Orgenesis Inc. (“Borrower” or “Orgenesis”) and together with the Lender, each a “Party” and together the “Parties”).

WHEREAS, the Lender desires to lend to the Borrower, and the Borrower desires to receive from the Lender, an aggregate amount of US$ 1,000,000 (the “Loan Amount”) pursuant to the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Loan; Closing.

(a)	Terms of Loan. The Lender shall lend to the Borrower, and the Borrower shall borrow from the Lender, the Loan Amount. The Loan Amount shall bear a simple interest rate of eight percent (8%) per annuum (based upon a 365-day year); provided, that if an Event of Default has occurred and is continuing, the Outstanding Amount shall bear interests at the Default Rate. The Loan Amount, and all accrued but unpaid interest thereon (collectively, the “Outstanding Amount”), at the discretion of the applicable Lender shall either (i) be repaid in cash or (ii) convert to shares of common stock, par value $0.0001 per share, of the Borrower (“Common Stock”) on the third anniversary of the Effective Date (the “Maturity Date”). The Maturity Date may be extended by the Lender upon the written consent of the Lender. The Outstanding Amount may be prepaid by the Borrower in whole or in part at any time with the prior approval of the Lender.

(b)	Conditions Precedent. The obligations of the Lender to fund the Loan Amount shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Lender), and the Parties agree that each of the following conditions precedent (“Conditions Precedent”) have been satisfied or waived.

i.	The Lender shall have received all fees and other amounts due and payable on or prior to the Closing, including, to the extent invoiced, reimbursement or payment for reasonable out-of-pocket expenses required to be reimbursed or paid by Borrower, which shall not exceed $150,000.

ii.	The Lender shall have received a certificate of the secretary of Borrower setting forth (i) resolutions of the board of directors of Borrower (the “Board”) with respect to the authorization of the Borrower to execute and deliver this Agreement, the Warrants (as defined below) and any additional agreement or instrument contemplated thereby (the “Transaction Documents”), (ii) the individuals who are authorized to sign the Transaction Documents, (iii) specimen signatures of such authorized individuals, and (iv) the articles of incorporation and bylaws of Borrower, in each case, certified as being true and complete. The Lender may conclusively rely on such certificate until the Lender receives notice in writing from Borrower to the contrary.

iii.	The Lender shall have received a certificate from the Chief Financial Officer of Borrower certifying (1) that the representations and warranties of Borrower set forth in this Agreement are true and correct in all respects as of the Effective Date, and (2) no event has occurred and is continuing, or would result from the loans to be made on the Effective Date from the Lender or from the application of the proceeds therefrom, that constitutes an Event of Default.

iv.	The Lender shall have received (i) a copy of a certificate of the Nevada Secretary of State with respect to the existence and good standing of Borrower, and (ii) copies of certificates of the Texas Secretary of State and Maryland Secretary of State with respect to the existence, qualification (as applicable) and good standing of the applicable operating subsidiary of Borrower in each such State.

v.	The Lender shall have received the Warrants to Purchase Shares of Common Stock of Borrower, in substantially the form attached hereto as Exhibit B (the “Warrant”), duly executed by Borrower.

vi.	The Lender shall have received an opinion of Pearl Cohen Zedek Latzer Baratz LLP, in form and substance satisfactory to the Lender, as to such matters incident to this Agreement as the Lender may reasonably request.

vii.	Borrower shall have submitted a Listing Of Additional Shares Notification Form to The Nasdaq Capital Market with respect to the shares of Common Stock issuable upon conversion of the Outstanding Amount (as set forth in Section 2 below) or upon any exercise of the Warrant.

viii.	Each Party shall have received from each party counterparts of the Transaction Documents duly signed on behalf of each party.

(c)	Closing. The closing of the transactions contemplated by this Agreement shall take place following the satisfaction or waiver of the Conditions Precedent set forth in Section 1(b) above on or after the Effective Date, or such other date, time and place as the Lender and the Borrower shall agree upon in writing (the “Closing”). At the Closing, the Lender shall pay or deliver an amount equal to the Loan Amount to Borrower, by wire transfer of immediately available funds in accordance with wire instructions provided to Lender by Borrower prior to the Effective Date.

2.	Conversion of Loan Amount.

(a)	The Outstanding Amount, shall be convertible as follows:

i.	Optional Conversion. At the option of the Lender, at the Maturity Date or at any time and from time to time, the Outstanding Amount shall be convertible, in whole or in part, into the number of shares of Common Stock equal to the quotient obtained by dividing (x) the Outstanding Amount by (y) the Conversion Price. The “Conversion Price” shall be a price per share of Common Stock equal to $2.464, which is a ten percent (10%) premium to the closing price of the Common Stock on The Nasdaq Capital Market on the trading day immediately preceding the Effective Date; subject to adjustment as provided herein. Any Lender may effect one or more conversions by delivering to the Borrower a written notice (each, a “Notice of Conversion”), specifying therein the Loan Amount and accrued interest, if any, to be converted, and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Following the applicable Conversion Date, a Conversion completed pursuant to this Section 2(a)(i) shall have the effect of reducing the Outstanding Amount in amount equal to the Loan Amount set forth in the corresponding Notice of Conversion. The Parties shall maintain records showing the total Outstanding Amount converted and the date of each such Conversion.

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ii.	Conversion upon a Change of Control. In the case of a Change of Control where the Common Stock remains outstanding, the Outstanding Amount shall automatically convert into shares of Common Stock at the Conversion Price (the “Conversion Consideration”) at the effective time of such Change of Control.

In the case of a Change of Control pursuant to which shares of Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) of another entity (the “Alternative Form Consideration”), the Lender shall receive upon conversion of the Outstanding Amount the kind and amount of Alternative Form Consideration which the Lender would have owned or been entitled to receive upon the Change of Control had the Lender held a number of shares of Common Stock equal to the Conversion Consideration immediately prior to the effective time of such Change of Control.

For purposes of this section, a “Change of Control” shall mean (1) the consummation of a merger, consolidation or similar transaction approved by the Board in which 50% or more of the outstanding shares of Common Stock are exchanged for securities, cash or other consideration issued or paid, or caused to be issued or paid, by the acquiring company or its affiliates, (2) the consummation of a tender offer for, or other acquisition of, Common Stock or other convertible securities, in which an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof (a “Person”) or group (as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Persons become the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the outstanding shares of Common Stock; or (3) the sale of all or substantially all of the assets of the Borrower

iii.	Conversion at Maturity. To the extent that the Loan Amount is not earlier repaid or converted pursuant to the provisions of this Section 2, on the Maturity Date, the Outstanding Amount shall be (1) payable in cash, or (2) convertible into shares of Common Stock of Borrower at the Conversion Price, in each case at the option of the Lender.

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iv.	Mandatory Conversion. In the event the closing price of the Common Stock on The Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits, as described herein) for ten (10) consecutive trading days (a “Conversion Event”), then the Lender must convert the Outstanding Amount into shares of Common Stock at the Conversion Price. Borrower shall notify the Lender of a Conversion Event and the Lender shall convert the Outstanding Amount within five (5) days from receipt of notice of a Conversion Event from Borrower.

v.	Mandatory Exercise of Warrants. All Warrants issued to the Lender in connection with this Agreement are subject to mandatory exercise wherein Borrower shall have the right to require the Lender to exercise all or any portion of the Warrant that is still unexercised for a cash exercise when the closing price of the Common Stock on The Nasdaq Capital Market equals or exceeds $15.00 per share for ten consecutive trading days. Borrower may exercise its right to require this exercise by giving the Lender written notice of the exercise through delivery of the exercise notice.

(b)	In the event the Outstanding Amount is converted pursuant to Section 2(a), the Lender shall surrender this Agreement to Borrower and this Agreement shall be thereupon cancelled. As soon as practicable, and at its expense, Borrower shall issue and deliver to the Lender a certificate or certificates representing the number of shares of Common Stock to which the Lender is entitled upon such conversion.

(c)	No fractional shares shall be issued upon the conversion of any portion of the Outstanding Amount. In the Lender’s sole discretion, Borrower shall either pay to the Lender in cash the unconverted amount that would otherwise be converted into such factional share or interest or round the shares of Common Stock being issued upon conversion up to the nearest whole number.

(d)	The issuance of shares of Common Stock on conversion of all or any portion of the Outstanding Amount shall be made without charge to the Lender for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares upon conversion.

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(e)	If Borrower, at any time while there is an Outstanding Amount, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If Borrower, at any time while there is an Outstanding Amount, combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2(e) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of stock dividend, or in the event that no record date is fixed, upon the making of such stock dividend.

3.	Use of Proceeds. Borrower shall use the Loan Amount and the $4,000,000 loan amount under a convertible loan agreement with NewTech Investment Holdings, LLC on the same terms as this Agreement to (i) redeem the Convertible Loan Agreement, dated as of May 19, 2022 between Orgenesis and Ricky Steven Neumann, as amended by that certain Convertible Loan Extension Agreement, dated as of October 23, 2022, by and between Orgenesis and Ricky Steven Neumann, and (ii) for general corporate purposes. The use of proceeds from any Additional Loan Amount (as defined herein) shall be used solely to redeem existing indebtedness (including other convertible loan agreements entered into by Borrower prior to the Closing); provided, that $3,000,000 of such Additional Loan Amount may be used for general corporate purposes.

4.	Covenants. Until the Outstanding Amount has been paid in full (or converted in accordance with Section 2), Borrower covenants and agrees with the Lender that:

(a)	Shares Available. Borrower shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, such number of shares of Common Stock as may at any times be required for issuance upon conversion of all or any portion of the Outstanding Amount or exercise of all or any portion of the Warrant, in each case, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

(b)	Merger, Consolidation and Related Events. Borrower shall not (i) become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person; provided, that the covenant contained in this Section 4(b)(i) shall not apply to (1) any acquisition of shares or equity interests pursuant to Borrower’s equity buy-out rights contained in any joint venture agreement to which Borrower is or becomes a party, or (2) any merger or consolidation where the Outstanding Amount is repaid in full; provided, further that nothing in the foregoing Section 4(b)(i)(1) or Section 4(b)(i)(2) shall be deemed to prohibit or impede Lender’s ability to exercise its conversion rights in Section 2 above at any time or from time to time, (ii) dissolve or liquidate, (iii) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, except dispositions of inventory in the ordinary course of business, or (iv) enter into any agreement to do any of the foregoing.

(c)	Corporate Existence; Conduct of Business. Borrower will preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business. Except as contemplated in transactions with the Lender and its affiliates, Borrower will continue to conduct its primary businesses as conducted as of the date of this Agreement and to continue its operations in such businesses.

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(d)	Compliance with Laws. Borrower will comply in all material respects with all applicable laws (including all environmental laws), rules, regulations and orders of any the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (“Governmental Authority”), or arbitrator, and all agreements, contracts and instruments binding on it or affecting its properties or business.

(e)	Maintenance of Assets and Properties. Borrower will maintain its material assets and properties (including material intellectual property) in good condition and repair.

(f)	Payment; Discharge; Liens. Borrower will pay or discharge at or before maturity or before becoming delinquent (a) all material taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that Borrower shall not be required to pay or discharge any claim, tax, levy, assessment or governmental charge (a “Tax or Claim Charge”), which is being contested in good faith by appropriate proceedings diligently pursued, if (i) no asset or any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of the contest for such Tax or Claim Charge, and (ii) Borrower has set aside on its books adequate reserves against such Tax or Claim Charge.

(g)	Debt; Additional Loans. Borrower will not incur, create, assume or suffer to exist any new obligations for borrowed money except: (i) the obligations arising under this Agreement and a $4,000,000 convertible loan agreement with NewTech Investment Holdings, LLC on the same terms as this Agreement or pursuant to any existing convertible loan agreement or other indebtedness as of the Effective Date, which are all set forth on Schedule 4(g), (ii) subject to Borrower’s compliance with the use of proceeds restrictions set forth in Section 3 above, additional convertible loan agreements with one or more additional lenders, entered into no later than March 11, 2023 on substantially the same terms and conditions as this Agreement for an aggregate amount (including the Loan Amount hereunder) of up to $15,000,000 the “Additional Loan Amount”), (iii) accounts payable and other accrued expenses, liabilities or other obligation to pay from time to time incurred in the ordinary course of business with respect to which no more than ninety (90) days have elapsed since the date of invoice or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with generally accepted accounting principles in the United States of America, and (iv) any indebtedness of Borrower consisting of the financing of insurance premiums incurred in the ordinary course of business.

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5.	Events of Default.

(a)	The following shall constitute events of default (each an “Event of Default”):

i.	Borrower shall fail to pay any installment of principal or interest on Loan Amount, or Additional Loan Amount, if any, or any other sum secured hereby when due and Borrower fails to cure such default within ten (10) days after written notice of default is sent to Borrower;

ii.	Any representation or warranty made or deemed made by Borrower or any of its respective officers in any certificate or notice furnished at any time in connection with this Agreement or any other Transaction Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made;

iii.	Borrower shall fail to perform, observe or comply with the observance or performance of any non-monetary covenant or agreement contained herein and the Borrower fails to cure such default within thirty (30) days after written notice of default is sent to the Borrower (or within such other longer time period as may be therein specifically provided);

iv.	Borrower shall fail to perform, observe or comply with the obligations, terms, covenants or conditions contained in this Agreement or any other Transaction Document and such failure is not cured within thirty (30) days from the earliest to occur of the date the Lender delivers notice of such failure to Borrower;

v.	Borrower shall (1) commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to its debts under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or of all or any part of the assets of Borrower or its subsidiaries, or of any or all of the royalties, revenues, rents, issues or profits thereof, (2) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (3) make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or (4) take any corporate action to authorize any of the foregoing;

vi.	an involuntary proceeding shall be commenced against Borrower seeking any liquidation, reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain undismissed and unstayed for a period of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of Borrower or of all or any part of the assets of Borrower or its subsidiaries, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of Borrower and such appointment shall remain undismissed and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

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vii.	a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the assets of Borrower or its subsidiaries, or any judgment involving monetary damages shall be entered against Borrower which shall become a Lien on the assets the assets of Borrower or its subsidiaries or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy;

viii.	the Borrower ceases or threatens to cease to carry on its business;

ix.	this Agreement or any other Transaction Document shall for any reason not be, or cease to be, in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, or Borrower shall deny that it has any further liability or obligation hereunder prior to payment in full of all obligations hereunder; or

x.	the Borrower admits its inability to pay its debts upon their falling due.

(b)	If an Event of Default occurs and is ongoing, the interest on the Outstanding Amount shall increase to a rate of fifteen percent (15.0%) per annum (the “Default Rate”).

(c)	If, at any time, an Event of Default shall occur, all obligations under this Agreement shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower.

6.	Representations and Warranties of Borrower. To induce the Lender to enter into this Agreement and to fund the Loan Amount, Borrower hereby represents and warrants to the Lender (as follows:

(a)	Organization; Powers. Borrower is duly formed, validly existing and in good standing under the laws of the State of Nevada. Borrower has the full power and authority to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority and qualifications could not reasonably be expected to have a Material Adverse Effect.

For purposes of this Agreement, a “Material Adverse Effect” means a material adverse change in, or material adverse effect on, (i) the business, operations, property, liabilities (actual or contingent) or condition (financial or otherwise) of Borrower, (ii) the ability of Borrower to perform any of its obligations under any Transaction Document to which it is a party, (iii) the validity or enforceability of any Transaction Document or (d) the rights and remedies of or benefits available to the Lender under any Transaction Document.

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(b)	Authority; Enforceability. Borrower has the power and authority to consummate the transactions contemplated in this Agreement and in each other Transaction Document (the “Transactions”). When executed and delivered, each Transaction Document will have been duly executed and delivered by Borrower and will constitute a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)	Approvals; No Conflicts. The consummation of the Transactions (1) do not require any consent, license, or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, except such as have been obtained or made and are in full force and effect, (2) will not violate the provisions of any applicable law, (3) will not violate or result in a default under any agreement or instrument to which the Borrower is a party or under which any properties or assets of Borrower or its subsidiaries are bound, and (4) will not result in the creation or imposition of any Lien on any property or asset of Borrower or its subsidiaries.

(d)	Litigation. Except as set forth in Borrower’s filings with the U.S. Securities and Exchange Commission, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threated against or affect Borrower or any of its subsidiaries that (a) could reasonably be expected to be adversely determined and, if so determined, could reasonably be expected individually or in the aggregate, to result in a Material Adverse Effect, or (b) involve any Transaction Document or the Transactions.

(e)	Investment Company Act. Neither Borrower nor any of its subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

7.	Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower as follows:

(a)	Due Execution. When executed and delivered, each Transaction Document will have been duly executed and delivered by the Lender and will constitute a legal, valid and binding obligation of the Lender, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

8.	Waiver; Non-Negotiable. Borrower, for itself and each of its legal representatives, hereby waives presentment for payment, demand, right of setoff, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Agreement. This Agreement is non-negotiable.

9.	Further Assurances. The Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

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10.	Miscellaneous.

(a)	Entire Agreement; Amendments. This Agreement and each of the Transaction Documents constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior written and oral understandings of such parties with regard thereto. This Agreement may be modified, amended, or any term hereof waived with the written consent of the Borrower and the Lender. Any amendment effected in accordance with this Section 10(a) shall be binding upon all Parties and their respective successors and assignees.

(b)	Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts of the State of New York or of the United States of America for the Southern District of New York, in either case, located in New York County, New York, and each of the Parties hereby submits irrevocably to the jurisdiction of such courts. Each Party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(c)	Waiver of Jury Trial. Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any other Transaction Document and for any counterclaim therein.

(d)	Notices. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Any notice sent in accordance with this Agreement shall be effective (i) if mailed, seven (7) business days after mailing to the address set forth each Party’s signature below, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. Additionally, a copy of each notice sent or delivered to (1) the Borrower (which does not constitute a notice) shall be sent or delivered to Mark Cohen, Esq., c/o Pearl Cohen Zedek Latzer Baratz LLP, Times Square Tower, 7 Times Square, New York, NY 10036, and (2) the Lender (which does not constitute a notice) shall be sent or delivered to Ariel Malik, No 18 Hameyased Street, Hod HaSharon, Israel 45220.

(e)	Assignment; Waiver. This Agreement may not be assigned by the Borrower without the prior written consent of the Lender. The Lender may assign this Agreement without the prior written consent of the Borrower. This Agreement shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

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(f)	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(g)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h)	Headings. Section headings are used herein for convenience and reference only, are not party of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Convertible Loan Agreement as of the date first above written.

“BORROWER”

ORGENESIS INC.

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer
Address:	20271 Goldenrod Lane
Germantown, Maryland, 20776 USA

“LENDER”

/s/ Ariel Malik
Name:	Ariel Malik
Address:	No 18 Hameyased Street
Hod HaSharon, Israel 45220

EXHIBIT A

Name of Lender	Loan Amount	Date
Ariel Malik	$ 1,000,000	January 10, 2023

EXHIBIT B

FORM OF WARRANT

[see attached]

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

WARRANT CERTIFICATE NO. 2023-[●]	NUMBER OF WARRANTS: [●]
DATE OF ISSUANCE: [●]
INITIAL EXERCISE DATE: [●]	(subject to adjustment hereunder)
EXPIRATION DATE: [●], 202[●]

WARRANTS TO PURCHASE SHARES

OF COMMON STOCK OF

ORGENESIS INC.

This Warrant Certificate (this “Warrant Certificate”) represents [●] warrants to purchase shares of Common Stock (as defined below) and is issued to [●], or its registered assigns (including any successors or assigns, the “Holder”), pursuant to that certain Convertible Loan Agreement, dated as of [●] (the “Loan Agreement”), among Orgenesis Inc., a Nevada corporation (the “Company”), the Holder and [●].

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, the Holder is entitled to purchase from the Company up to [●] shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) (as adjusted from time to time pursuant to the provisions of this Warrant Certificate) (the “Warrant Shares”), at a purchase price of $2.50 per share (as adjusted from time to time pursuant to the provisions of this Warrant, the “Exercise Price”), at any time on or after [●] (the “Initial Exercise Date”) and on or before 5:00 p.m. New York City time on [●] (the “Expiration Date”) (subject to earlier termination of this Warrant Certificate as set forth herein).

(b) Method of Exercise. While this Warrant Certificate remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may exercise any or all of the Warrants represented by this Warrant Certificate by surrendering this Warrant Certificate at the principal office of the Company and paying the Exercise Price of the Warrants to be exercised hereunder by either:

(1) wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or

(2) if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Purchaser, exercising of the right to credit the Exercise Price against the Fair Market Value of the Warrant Shares (as defined below) at the time of exercise (the “Net Exercise”) pursuant to Section 1(c).

(c) Net Exercise. If the Company shall receive written notice from the Holder at the time of exercise of Warrants hereunder that the Holder elects to Net Exercise such Warrants, the Company shall deliver to such Holder (without payment by the Holder of any exercise price in cash) that number of Warrant Shares computed using the following formula:

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable based on the number of Warrants being exercised.

A =	The Fair Market Value of one (1) share of Common Stock (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculations).

The “Fair Market Value” of one share of Common Stock shall mean (x) the closing price of the Common Stock on the business day prior to the date of exercise on The Nasdaq Capital Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”) or (y) or if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock as reported by Bloomberg or, if the Fair Market Value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the board of directors of the Company.

2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number of shares of Common Stock issuable upon the exercise of each Warrant represented by this Warrant Certificate (the “Warrant Number”) is initially one. The Warrant Number and kind of Warrant Shares purchasable upon exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the Warrant Number shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under all Warrants initially represented by this Warrant Certificate (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(2) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property that the Holder would have been entitled to receive had all Warrants represented by this Warrant Certificate been exercised on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Holder.

(3) Reorganizations or Mergers. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the expiration of the Warrants represented by this Warrant Certificate to purchase, at a total price equal to that payable upon the exercise of the Warrants represented by this Warrant Certificate, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and the Warrants shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(b) Notice to Holder. If, while any Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change of Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to a holder a notice of such transaction at least 15 business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(c) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Treatment of Warrant upon a Change of Control.

(1) In the event of a Change of Control in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities (a “Cash/Public Change of Control”), if any Warrant is outstanding upon the consummation of such Cash/Public Change of Control then (i) if the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c)) is greater than the then applicable Exercise Price, the Warrants may be exercised at the election of the Holder on a net exercise issue basis pursuant to Section 1(c) as of immediately prior to such Cash/Public Change of Control and (ii) if the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c)) is less than or equal to the then applicable Exercise Price, the Warrants will expire immediately prior to the consummation of such Change of Control; provided that during the term of the Warrants, each of the Company’s outstanding warrants will be treated in the same manner as above subject to the terms of such outstanding warrants existing on the Date of Issuance.

(2) If, at any time while any of the Warrants is outstanding, the Company consummates a Change of Control that is not a Cash/Public Change of Control, then a Holder shall have the right thereafter to receive, upon exercise of a Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of the Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant Certificate.

(3) As used in this Warrant Certificate, a “Change of Control” shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly at least a majority of the voting power of the capital stock of the Company.

(4) As used in this Warrant Certificate, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Holder in connection with the Change of Control were the Holder to exercise the Warrants on or prior to the closing thereof is then-traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Change of Control, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Change of Control were the Holder to exercise or convert the Warrants in full on or prior to the closing of such Change of Control, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six months from the closing of such Change of Control.

3. NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of any Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

4. NO STOCKHOLDER RIGHTS. Until the exercise of a Warrant, the Holder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) except as provided in Section 9 below.

5. RESERVATION OF STOCK. The Company covenants that during the period the Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Shares (or other securities) upon the exercise of the Warrants.

6. MECHANICS OF EXERCISE.

(a) Delivery of Warrant Shares Upon Exercise. The Warrants may be exercised by the Holder, in whole or in part, by the surrender of this Warrant Certificate and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the Holder, at the principal office of the Company together with payment in full of the Exercise Price (unless the Holder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. The Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the end of the day on the date that is three trading days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant Certificate and payment of the aggregate Exercise Price (unless exercised by means of a cashless exercise pursuant to Section 1(c). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date such Warrants have been exercised, with payment to the Company of the Exercise Price (or by Net Exercise) and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, having been paid. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, capital gains franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery or the exercise of any Warrant.

(b) Holder’s Exercise Limitations. The Holder shall not have the right to exercise Warrants, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the outstanding Warrants represented hereby with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrants represented hereby beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 6(b) applies, the determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any of its affiliates) and of which portion of the Warrants are exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any of its affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercise of the Warrants that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three trading days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrants. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section 6(b) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(b) to correct this Section 6(b) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 6(b) shall apply to a successor holder of the Warrants.

7. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of Warrants is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

8. COMPLIANCE WITH SECURITIES LAWS.

(a) The Holder understands that the Warrants and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrants and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of the Warrants, the Holder shall furnish to the Company such certificates, representations, agreements and other information as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c) The Holder acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of the Warrants in order to comply with applicable securities laws, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act.

9. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction of this Warrant Certificate, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

10. NO IMPAIRMENT. Except to the extent as may be waived by the Holder, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

11. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on The Nasdaq Capital Market, or, if The Nasdaq Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

12. TRANSFERS; EXCHANGES. (a) Subject to compliance with applicable federal and state securities laws and Section8 hereof, this Warrant Certificate may be transferred by the Holder with respect to any or all of the Warrant Shares purchasable hereunder. For a transfer of this Warrant Certificate as an entirety by the Holder, upon surrender of this Warrant Certificate to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant Certificate with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant Certificate to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant Certificate to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant Certificate covering the number of shares in respect of which this Warrant Certificate shall not have been transferred.

(b) This Warrant Certificate is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The Warrants may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

13. MISCELLANEOUS. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without the application of principles of conflicts of laws that would result in any law other than the laws of the State of New York. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at Orgenesis Inc., 20271 Goldenrod Lane, Germantown, Maryland 20876, Attention: Neil Reithinger, CFO; Facsimile: (480) 659-6407, Email: neil.r@orgenesis.com; with a copy to (which shall not constitute notice) Pearl Cohen Zedek Latzer Baratz, LLP, 7 Times Square, New York, New York 10036; Attention: Mark Cohen, Esq.; Facsimile: (646) 878-0801, E-Mail: MCohen@pearlcohen.com and (b) if to the Holder, at [●] or at such other address or addresses (including copies to counsel) as may have been furnished by the Holder to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant Certificate is issued effective as of the date first set forth above.

ORGENESIS INC.

By:
Name:
Title:

Signature Page to Warrant No. 202[●]-«Warrant No»

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

To: Orgenesis Inc.

The undersigned, the Holder of the attached Warrant Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, __________________________ (________) shares of Common Stock of Orgenesis Inc. and (choose one) __________ herewith makes payment of ___________________________ Dollars ($_________) thereof or __________ elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ____________________________________________________________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 8 thereof.

DATED:

(Signature must conform in all
respects to name of the Holder
as specified on the face of the
Warrant Certificate)

«XXXXXXXXXX»

Address:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant Certificate with respect to the number of shares of common stock of Orgenesis Inc., a Nevada corporation (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 8 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:
Dated:	Signature:
Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant Certificate and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 8 thereof.

Signature:

By:
Its:
Address: